UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 28, 2024

ENCORE WIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		000-20278	75-2274963
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
1329 Millwood Road
McKinney,	Texas		75069
(Address of principal executive offices)			(Zip Code)
(Registrant’s telephone number, including area code): (972) 562-9473

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	WIRE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
Pursuant to an Agreement and Plan of Merger dated as of April 14, 2024 (the “Merger Agreement”), entered into by and among Encore Wire Corporation, a Delaware corporation (“Encore,” or the “Company”), Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), Applause Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and, solely as provided in Section 9.12 therein, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Merger became effective on July 2, 2024 (the “Closing Date”).
Item 1.02 Termination of a Material Definitive Agreement.
On the Closing Date, in connection with the consummation of the Merger, Encore repaid all amounts outstanding under and terminated that certain Credit Agreement, dated as of February 9, 2021 (as amended), by and among Encore, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement”).
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.
Item 2.01 Completion of Acquisition or Disposition of Assets.
As described in the Introductory Note, effective as of the Closing Date, Merger Sub merged with and into the Company pursuant to the Merger Agreement. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Encore common stock, par value $0.01 per share (the “Encore Common Stock”) outstanding immediately prior to the Effective Time (other than certain excluded shares (as specified in the Merger Agreement)) were converted automatically into the right to receive, without interest, $290.00 in cash (the “Merger Consideration”), subject to any required tax withholding.
Immediately prior to the Effective Time, each Company equity award granted prior to the date of the Merger Agreement and that was outstanding immediately prior to the Effective Time became, to the extent not vested, automatically fully vested and was cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration (less the applicable exercise, base or strike price in the case of Company stock options or stock appreciation rights), with the number of shares subject to outstanding Company performance-vesting restricted stock units determined in accordance with the terms of the applicable award agreement (or the number of shares actually earned for completed performance periods as of the Effective Time).
Immediately prior to the Effective Time, each Company RSU Award (or portion thereof) granted on or after the date of the Merger Agreement that was outstanding immediately prior to the Effective Time (each such award, a “Post-Signing Company RSU Award”) no longer represented a right to acquire shares of Encore Common Stock, did not accelerate in connection with the Merger, and automatically became a cash-based award (a “Cash Award”) with respect to an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore Common Stock subject to such Post-Signing Company RSU Award immediately prior to the Effective Time. Each Cash Award was otherwise subject to substantially the same terms and conditions applicable to the related Post-Signing Company RSU Award as of immediately prior to the Effective Time.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety, by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Prior to the Closing Date, Encore notified the Nasdaq Stock Market LLC (“Nasdaq”) of the Closing Date and requested that Nasdaq (i) suspend trading of Encore Common Stock, (ii) withdraw Encore Common Stock from listing on Nasdaq, and (iii) file with the SEC on Form 25 a notification of delisting and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Encore Common Stock from Nasdaq. As a result, shares of Encore Common Stock ceased being traded prior to the opening of the market on July 2, 2024, and are no longer listed on Nasdaq. Additionally, Encore intends to file with the SEC a certification on Form 15 requesting the termination of registration of Encore Common Stock under Section 12(g) of the Exchange Act and the suspension of Encore’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.
Item 3.03 Material Modification to Rights of Security Holders.
In connection with the consummation of the Merger, at the Effective Time, Encore stockholders as of immediately prior to the Effective Time ceased to have any rights with respect to the shares of Encore Common Stock, except for the right to receive the Merger Consideration, subject to any required tax withholding, and subject to the terms and conditions set forth in the Merger Agreement.
The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.01 Changes in Control of Registrant.
As a result of the Merger, Encore became a wholly owned subsidiary of Parent as of the Effective Time.
The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements
On June 28, 2024, the Compensation Committee of Encore’s board of directors approved (i) a transaction bonus in the amount of $7,500,000, and a 2024 annual bonus in the amount of $7,500,000, to Daniel L. Jones, the Company’s President and Chief Executive Officer and (ii) a transaction bonus in the amount of $7,500,000, and a 2024 annual bonus in the amount of $3,750,000, to Bret J. Eckert, the Company’s Executive Vice President and Chief Financial Officer, with Mr. Eckert’s transaction bonus as consideration for his entry into a non-compete agreement with the Company. These bonuses were approved in connection with the Merger.
The non-compete agreement with Mr. Eckert generally provides that, during the period of twenty-four months following the termination of his employment with the Company, Mr. Eckert will not be employed by or provide services to a business anywhere in the United States that derives a substantial portion of its consolidated revenue from the manufacture of copper or aluminum wire or cable. The non-compete agreement also includes Mr. Eckert’s covenants to keep the Company’s trade secrets and certain other information confidential following the termination of his employment with the Company.
Directors
In connection with the Merger, at the Effective Time, all of the members of the board of directors of Encore ceased serving as directors of Encore. The departures were not due to any disagreement with Encore regarding any matter related to Encore’s operations, policies or practices. Effective as of the Effective Time, the sole stockholder of Encore following the consummation of the Merger appointed the following individuals as the directors of Encore: Andrea Pirondini and Saskia Maria Veerkamp..
The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the terms of the Merger Agreement, at the Effective Time, Encore’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated (the “Amended and Restated Certificate of Incorporation”) and, as so amended and restated, became the certificate of incorporation of the Surviving Corporation. In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, Encore’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated (the “Fourth Amended and Restated By-Laws”) and, as so amended and restated, became the by-laws of the Surviving Corporation. Copies of the Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated By-Laws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.
The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of April 14, 2024, by and among Prysmian S.p.A., Applause Merger Sub Inc., Prysmian Cables and Systems USA, LLC (solely for purposes of Section 9.12) and Encore Wire Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Encore Wire Corporation with the SEC on April 15, 2024)

3.1	Amended and Restated Certificate of Incorporation of Encore Wire Corporation

3.2	Fourth Amended and Restated By-Laws of Encore Wire Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION
(Registrant)

Dated: July 2, 2024	By:	/s/ Daniel L. Jones
Name: Daniel L. Jones
Title: President and Chief Executive Officer